Exhibit 10.6

ATLANTIC POWER HOLDINGS, LLC
SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

1 .                              PURPOSE

The purpose of the Plan is to align the interests of Eligible Persons with those of the holders of income participating securities (“IPSs”) of Atlantic Power Corporation (the “Issuer”), to assist in attracting, retaining and motivating  key employees of the Manager (as defined herein) by making a significant portion of the incentive compensation of key employees directly dependent upon the achievement of key strategic, financial and operational objectives that are critical to ongoing, growth and profitability and that result in the Issuer exceeding, its per IPS distribution targets.

2.                                  DEFI N I TIONS

In this Plan:

“Administrators” refers to the Independent Directors or such committee of the Issuer’s board of directors or Person(s) to whom the Independent Directors delegate their powers hereunder;

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting, securities, by agreement or otherwise;

“Associate” has the meaning ascribed by the Securities Act (Ontario);

“Atlantic Holdings” means Atlantic Power Holdings, LLC, a Delaware limited liability company;

“Base Salary” means the base salary paid by the Manager to a Participant for his or her services, as the same may be amended from time to time;

“Cause” means cause as such term is interpreted from time to time by the courts of Delaware or, where cause is defined in the employment agreement of an Eligible Person, as defined therein;

“Change of Control” means the occurrence of any of the following:

(a) the acquisition directly or indirectly (in one or more related transactions), by any Person or two or more Persons acting as a group, of beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the outstanding voting stock of the Manager or the Issuer (“Voting Stock”),

(b)                                 the merger or consolidation of the Manager or the Issuer with one or more other Persons as a result of which the holders of the outstanding Voting Stock of the Manager or the Issuer, as applicable, immediately before the merger hold less than 50% of the Voting Stock (or equivalent thereof) of the surviving or resulting Person,

(c)                                  the sale to any Person of all or substantially all of the assets of the Manager or the Issuer or its subsidiaries taken as a whole, or

(d)                                 the Manager or the Issuer or any of their shareholders enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated, provided, however, that for the purposes of this Plan, the sale of any Voting Stock (or equivalent thereof) of the Manager or the Issuer (or any successor Person thereto) pursuant to a public offering shall not constitute a Change of Control;

“Deferred Redemption Date” means the date of redemption of vested Notional Units as deferred by a Participant pursuant to Section 8(b) herein;

“Determination Date” means, for a Performance Period, the date that the board of directors of the Issuer approves the audited financial statements of the Issuer for the Performance Period;

“Disability” means an illness, disease, injury, mental or physical disability or similar mental or physical state of a Participant that causes the Participant to be unable to fulfil his or her obligations as a manager, officer or other employee of the Manager for a period of 90 consecutive days, or for an aggregate of 180 days in any 365 day period;

“Eligible Person” means a manager, officer or other employee of the Manager;

“Good Reason” means the occurrence of any one or more of the following events:

(a)                             the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s then position of employment (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action that when taken as a whole results in a diminution in the Participant’s position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied within seven business days after receipt of notice thereof given by the Participant,

(b)                                 a reduction in the Participant’s Base Salary without the consent of such Participant or the failure to continue in effect any material benefit or compensation plan, life insurance plan, health and accident plan or disability plan in existence as of the date of this Plan (or a replacement or substitute plan providing the Participant with substantially similar benefits) in which the Participant is participating or the material reduction of the Participant’s benefits under any of such plans (or replacement or substitute plans), or

(c)              requiring the Participant to be based at any location other than Boston, Massachusetts except for requirements of travel in the ordinary course of the Participant’s duties;

“Incentive Amount” has the meaning set forth in Section 6(b) hereof;

“Independent Directors” means those members of the board of directors of the Issuer who are not members of the management of the Manager;

“Insider Participant” means a Participant who is (a) an insider of the Issuer or its subsidiaries as defined in the Securities Act (Ontario), and (b) an Associate of any person who is an insider by virtue of (a);

“IPS” means an income participating security of the Issuer;

“IPS Compensation Arrangement” means an IPS option, IPS option plan, employee IPS purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of IPSs to directors, managers, officers and employees of the Issuer or its subsidiaries or the Manager including an IPS purchase from treasury which is financially assisted by the Issuer by way of a loan, guarantee or otherwise;

“IPS Ineligible Participant” means a Participant that does not qualify under applicable exemptions from the requirement to file a prospectus or registration statement in order to issue IPSs to the Participant on a redemption of Notional Units under this Plan;

“Issuer” means Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia;

“LTIP Award Percentages” means the percentages to be established by the Administrators, in their discretion, for each Eligible Person that the Administrators determine may participate in the Plan, which will determine the amount that an Eligible Person is entitled to receive under the Plan if certain levels of Target Project Cash Flow are achieved during the applicable Performance Period;

“Manager” means, Atlantic Power Management, LLC and its Affiliates (or any successor Person(s) thereto);

“Market Price per IPS” means the weighted average closing price of IPSs on the Toronto Stock Exchange for the five days immediately preceding the applicable day;

“Net Project Cash Flow” means, for a Performance Period, an amount equal to the Project Cash Flow less the Project Cash Flow Adjustments;

“Notional Units” has the meaning set forth in Section 7(a) hereof;

“Notional Unit Account” means an account that shall be maintained by Atlantic Holdings for each Participant that will show the Notional Units credited to a Participant from time to time;

“Participant” means an Eligible Person who receives a grant of Notional Units pursuant to Section 7;

“Performance Period” means each fiscal year of the Issuer;

“Person” means any individual, issuer, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

“Plan” means this Long-Term Incentive Plan;

“Project Cash Flow” means, for a Performance Period, the total cash flow generated by the assets owned, directly or indirectly, by Atlantic Holdings during the Performance Period, such amount to be determined by the Administrators from time to time;

“Project Cash Flow Adjustments” means, for a Performance Period, such adjustments to the Project Cash Flow agreed by the Administrators to be appropriate including, without limitation, management fees, administration expenses, bachelor bond interest expense, net interest expenses, financing costs, taxes and the impact of acquisition(s) or disposition(s) that occur during the Performance Period;

“Retirement” means the retirement or resignation of a manager, officer or other employee of the Manager from that capacity upon attaining 65 years of age;

“Target Project Cash Flow” means, for a Performance Period, the target Net Project Cash Flow established by the Administrators; and

“Vesting Date” means the date upon which Notional Units vest to a Participant pursuant to Section 8(a) herein.

3.                                 General

The Plan shall be administered by the Administrators, who will have the sole and complete authority to interpret the Plan and to adopt, amend and rescind any administrative guidelines, to make all other determinations and to take all actions necessary or advisable for the implementation and administration of the Plan, subject to Sections 13(a) and 18. All decisions and determinations of the Administrators respecting the Plan shall be binding and conclusive on the Plan and the Participants.

4.                                 Participation in the Plan

(a)                                       Participation Right

No person shall be entitled as of right to participate in the Plan and the decision as to who will have the opportunity to participate in the Plan and the extent of such participation shall be made by the Administrators in their sole and absolute discretion.

(b)                                 Participation Agreement and Confirmation

Participation in the Plan by each Participant is conditional on the Participant signing a Participation Agreement and Confirmation in the form attached hereto as Schedule “A”.

5.                           Establishment of the Target Project Cash Flow

(a)                                  Target Project Cash Flow

Prior to the commencement of each Performance Period, the Administrators shall establish the Target Project Cash Flow that will apply in respect of that Performance Period as they, in their sole discretion, determine, based on the recommendations of the Chief Executive Officer of the Manager.

(b)                                  Adjustment

The Administrators may review the Target Project Cash Flow, from time to time and may make such adjustments as the Administrators deem appropriate in their sole and absolute discretion.

6.                          INCENTIVE AMOUNT

(a)                                  LTIP Award Percentages

Prior to the commencement of each Performance Period, the Administrators shall establish the LTIP Award Percentages to be applied in respect of that Performance Period.

(b)                                  Calculation of Incentive Amount

On the Determination Date, the incentive amount (the “Incentive Amount”), to be applied to each Participant in respect of a Performance Period, shall be calculated by the Administrators as follows:

Incentive Amount	=	LTIP Award Percentage Achieved	x	Participant Base Salary

provided that the Administrators may, for Participants selected to participate in the Plan after the commencement of a Performance Period, at the time of calculation of the Incentive Amount, decrease the Incentive Amount, provide for only a portion of the Incentive Amount in respect of a Performance Period or make such other changes as they determine are appropriate.

7.                                  Grant of Notional Units

(a)                                  Notional Units

On the Determination Date, notional units (the “Notional Units”) shall be credited to the Participant’s Notional Unit Account. The number of Notional Units (including fractional Notional Units) to be credited to a Participant in respect of a Performance Period shall be determined by dividing the dollar amount of the Participant’s Incentive Amount by the Market Price per IPS as at the Determination Date.

(b)                                  No Entitlement to Future Grants

A Notional Unit granted to an Eligible Person in respect of a Performance Period shall not entitle the Eligible Person to any Notional Units in respect of any future Performance Periods.

(c)                                       Entitlement to Distributions

Each Notional Unit shall receive distributions equal to the distributions on an IPS. Such distributions shall be credited to a Participant’s Notional Unit Account in the form of additional Notional Units immediately following, any distribution on the IPSs. The number of Notional Units to be credited for each distribution will be equal to the amount of the distribution divided by the Market Price per IPS determined on the payment date for the distribution.

8.                                 Vesting of Notional Units

(a)                                  General

Except as otherwise specified herein, one-third of the Notional Units in a Participant’s Notional Unit Account for a Performance Period will vest on the 13th month following the Determination Date for such Performance Period, 50% of the Notional Units remaining in a Participant’s Notional Unit Account for a Performance Period will vest on the second anniversary of the Determination Date for such Performance Period, and all remaining Notional Units in a Participant’s Notional Unit Account for a Performance Period will vest on the third anniversary of the Determination Date for such Performance Period.

(b)                                       Deferral of Redemption

Subject to compliance with applicable U.S. law, a Participant may, at his or her option, irrevocably elect to defer the redemption of Notional Units for additional one-year periods to a maximum of three years from each Vesting Date for such Notional Units, provided that the Participant provides written notice of the election within 30 days of the Determination Date.

(c)                                       Performance-Based Forfeiture

Notwithstanding, anything to the contrary herein, if the Net Project Cash Flow achieved in a Performance Period is less than 80% of the Target Project Cash Flow established by the Administrators for that Performance Period (“Minimum Performance Threshold”), all Notional Units having a Vesting, Date established pursuant to Section 8(a) in the next Performance Period shall be cancelled, shall no longer be redeemable for IPSs and the Participant shall forfeit all rights, title and interest with respect to such Notional Units, unless otherwise expressly determined by the Administrators.

(d)                                  Termination of Employment — Death or Retirement

If the employment of a Participant is terminated by the death or Retirement of the Participant prior to the Vesting Date, all Notional Units credited to the Participant’s Notional Unit Account shall vest or be deemed to have vested effective the date immediately prior to the date of the Participant’s death or Retirement. If the employment of a Participant is terminated by the death or Retirement of the Participant prior to the Deferred Redemption Date, all Notional Units subject to such deferral shall be redeemed or deemed to have been redeemed effective the date immediately prior to the date of the Participant’s death or Retirement.

(e)                                  Termination of Employment — Disability

If the employment of a Participant is terminated due to the Disability of the Participant prior to the Vesting Date, all Notional Units credited to the Participant’s Notional Unit Account shall vest on the Vesting Date as if the Participant continued to be actively employed until the Vesting Date. If the employment of a Participant is terminated due to the Disability of the Participant prior to the Deferred Redemption Date, all Notional Units subject to such deferral shall be redeemed or deemed to have been redeemed as if the Participant continued to be actively employed until the Deferred Redemption Date.

(f)                                    Termination of Employment — Change of Control

If the employment of a Participant is terminated following a Change of Control by the Participant for Good Reason or by the Manager or Atlantic Holdings without Cause prior to the Vesting Date, all Notional Units credited to the Participant’s Notional Unit Account shall vest effective the date immediately prior to the date of such termination of the Participant’s employment. If the employment of a Participant is terminated following a Change of Control by the Participant for Good Reason or by the Manager or Atlantic Holdings without Cause prior to the Deferred Redemption Date, all Notional Units subject to such deferral shall be redeemed or deemed to have been redeemed effective the date immediately prior to the date of such termination of the Participant’s employment.

(g)                                 Termination of Employment — Other than Death, Retirement, Disability or Change of Control in Section 8(f)

If the employment of a Participant is terminated for any reason other than death, Retirement, Disability or upon a Change of Control as set forth in Section 8(f) prior to the Vesting Date the Participant shall, unless otherwise expressly determined by the Administrators in writing, forfeit all rights, title and interest with respect to Notional Units which have not vested on or prior to a Participant’s termination date. Notional Units that have vested prior to termination, but for which redemption was deferred by the Participant pursuant to Section 8(b), will not be forfeited by the Participant unless the Administrators, in their sole discretion, determine that such termination of the Participant’s employment was due (in whole or part) to fraud or negligence on the part of the Participant. A Participant’s termination date shall be the Participant’s last day at work and shall not include any period of statutory or common law notice of termination of employment or period of salary continuation following a Participant’s termination date for vesting or any other purpose under this Plan.

(h)                                     Termination of Employment — Employment Agreement

Notwithstanding any provision to the contrary herein, if a Participant has entered into an employment agreement with the Manager or Atlantic Holdings, all Notional Units credited to the Participant’s Notional Unit Account shall vest subject to any vesting provisions set forth in such employment agreement. For certainty, to the extent there is any conflict or inconsistency between the vesting provisions set out in a Participant’s employment agreement and the vesting provisions set out in this Plan, the vesting provisions of such Participant’s employment agreement shall govern.

9.                                 Redemption of Vested Notional Units

(a)                                      General

Unless a Participant has elected to defer redemption pursuant to Section 8(b), in which case the redemption shall be completed in accordance with the deferral, effective as of the Vesting Date, or, in the Administrators’ absolute discretion, prior to the Vesting Date, Atlantic Holdings shall, subject to Section 9(b), redeem the vested portion of each Participant’s Notional Units (including fractional Notional Units) by:

(i)                                     making a lump sum cash payment (net of any applicable withholdings) to each Participant or the Participant’s legal representative, if applicable, in respect of one-third of the Notional Units to be redeemed; and

(ii)                                  exchanging two-thirds of the Notional Units to be redeemed for IPSs pursuant to Section 9(0.

(b)                                     Payment of 100% Cash

Notwithstanding Section 9(a), if a Participant has not elected to defer redemption pursuant to Section 8(b), in which case the redemption shall be completed in accordance with the deferral, effective as of the Vesting Date, or, in the Administrators’ absolute discretion, prior to the Vesting Date, Atlantic Holdings may elect to redeem the vested portion of each Participant’s Notional Units (including fractional Notional Units) by making a lump sum payment (net of any applicable withholdings) to each Participant or the Participant’s legal representative, if applicable, in respect of the Notional Units to be redeemed.

(c)                                      Election for 100% of IPSs

Notwithstanding Section 9(a), a Participant may elect to redeem vested Notional Units for 100% IPSs, provided that the Participant provides written notice of such election at least 30 days prior to the date of such redemption.

(d)                                     Redemption from IPS Ineligible Participants

Notwithstanding Sections 9(a) and (b), effective as of the Vesting Date, or, in the Administrators’ absolute discretion, prior to the Vesting Date, Atlantic Holdings shall redeem the vested portion of each IPS Ineligible Participant’s Notional Units (including fractional Notional Units) by making a lump sum cash payment (net of any applicable withholdings) to each IPS Ineligible Participant or the Participant’s legal representative, if applicable, in respect of 100% of the Notional Units to be redeemed.

(e)                                       Delivery of IPSs on a Redemption

To satisfy its obligation to deliver IPSs on a redemption of vested Notional Units, Atlantic Holdings shall, at its option, elect to acquire IPSs either:

(i)                                     from the Issuer at the Market Price per IPS; or

(ii)                                  on the Toronto Stock Exchange.

(f)                                         Acquisition of IPSs from the Issuer

If Atlantic Holdings elects to acquire IPSs from the Issuer under Section 9(e)(i), the following provisions shall apply:

(i)                                          Upon actual receipt by the Issuer of written notice and payment for the aggregate purchase price for the IPSs from Atlantic Holdings, subject to payment of all applicable security transfer, income, withholding or other taxes or other governmental charges and compliance with all applicable securities laws, the Issuer shall issue to Atlantic Holdings the applicable number of IPSs and Atlantic Holdings will use such IPSs to satisfy the redemption.

(ii)                                       The Issuer shall not be required to issue, and Atlantic Holdings shall not be required to cause the issuance of, fractional IPSs upon the acquisition of IPSs pursuant to Section 9(e)(i). If any fractional interest in an IPS would be deliverable upon the acquisition of IPSs pursuant to Section 9(e)(i), Atlantic Holdings shall, in lieu of delivering, or causing the delivery of, any certificate representing such fractional interest, make a cash payment to the Participant of an amount equal to the fractional interest which would have been issuable multiplied by the Market Price per IPS, less applicable withholding taxes, if any.

(iii)                                    The Issuer covenants with Atlantic Holdings that it will at all times reserve and keep available out of its authorized IPSs (if the number thereof is or becomes limited), solely for the purpose of issuing such IPSs to Atlantic Holdings in connection with a redemption under this Plan, such number of IPSs as shall then be deliverable by Atlantic Holdings under the Plan, to enable and permit Atlantic Holdings to perform its obligation hereunder to deliver the requisite number of IPSs to Participants. The Issuer covenants with Atlantic Holdings that all IPSs, which shall be so issuable, shall be duly and validly issued as fully-paid and non-assessable upon receipt by the Issuer of fair value consideration for such IPSs from Atlantic Holdings in the form of a cash payment. The Issuer further covenants with Atlantic Holdings that it shall take all actions and do all things necessary or desirable to enable and permit Atlantic Holdings, in accordance with applicable law, to perform all of its obligations hereunder.

(iv) Immediately following the acquisition of IPSs from the Issuer by Atlantic Holdings to satisfy a redemption of Notional Units pursuant to Section 9(e)(i), the Issuer shall, at its option, using the proceeds of the issuance of IPSs, either: (A) acquire from Atlantic Holdings common membership interests and Class A preferred membership interests or (B) acquire IPSs on the Toronto Stock Exchange, such acquisition in (A) or (B) shall be equivalent in number to the number of IPSs acquired by

Atlantic Holdings pursuant to this Section 9(f). Atlantic Holdings covenants with the Issuer that it will at all times reserve and keep available out of its authorized common membership interests and Class A preferred membership interests a sufficient number of such membership interests to be issued from treasury to satisfy the acquisition by the Issuer pursuant to this Section 9(f)(iv).

(g)                                 Effect of Redemption of Notional Units

A Participant shall have no further rights respecting any Notional Unit, which has been redeemed.

(h)                                 Calculation of Cash Payments

Lump sum cash payments made by Atlantic Holdings to a Participant or a Participant’s legal representative, if applicable, in respect of Notional Units to be redeemed shall be calculated by multiplying the number of Notional Units to be redeemed by the Market Price per IPS as at the Vesting Date.

10.                          IPSs SUBJECT TO ISSUANCE UNDER THE PLAN

The aggregate number of IPSs that may be issued under the Plan upon the redemption of Notional Units is 1,000,000 IPSs subject to increase or decrease by reason of amalgamation, rights offerings, reclassifications, consolidations or subdivisions, or as may otherwise be permitted by applicable law and the Toronto Stock Exchange.

11.                          LIMIT ON ISSUANCE OF IPSs

Except with the approval of the shareholders of the Issuer given by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of the Issuer, excluding the votes attaching to IPSs beneficially owned by Insider Participants to whom IPSs may be issued pursuant to this Plan and their Associates, no Notional Units shall be credited to any Participant if such credit could result, at any time, in:

(a)                                  the number of IPSs reserved for issuance to Participants pursuant to the redemption of Notional Units together with any other IPS Compensation Arrangement exceeding 10% of IPSs then issued and outstanding;

(b)                                 the number of IPSs issuable to Insider Participants, at any time under this Plan pursuant to the redemption of Notional Units and any other IPS Compensation Arrangements, exceeding 10% of IPSs then issued and outstanding; or

(c)                                  the number of IPSs issued to Insider Participants, within any one-year period, under this Plan pursuant to the redemption of Notional Units and any other IPS Compensation Arrangements, exceeding 10% of IPSs then issued and outstanding.

In the event that the Issuer or any of its subsidiaries purchases IPSs for cancellation or if IPSs are separated pursuant to their terms, the Issuer shall be deemed to be in compliance with the foregoing maximum limits, if immediately prior to such purchase, expiration, separation or other extinguishment, the Issuer was in compliance with such limit.

12.                            UNFUNDED PLAN

Unless otherwise determined by the Administrators, the Plan shall be unfunded. To the extent a Participant holds any rights by virtue of participation in the Plan, such rights (unless otherwise determined by the Administrators) shall be no greater than the rights of an unsecured general creditor of Atlantic Holdings.

13.                            AMENDMENT

(a)                                  The Administrators may amend the Plan or any grant of Notional Units at any time without the consent of Participants provided that such amendment shall:

(i)            not operate to materially affect any rights already acquired by a Participant under the Plan;

(ii)           be subject to any regulatory approvals including, where required, the approval of the TSX; and

(iii) be subject to approval of the Issuer’s shareholders, where required, by law or the requirements of the TSX, provided that such shareholder approval shall not be required for the following amendments:

(A)        amendments to remove any conflicts or inconsistencies in the Plan or to make minor changes or corrections, including the correction or rectification of any ambiguities, defective provisions, errors, mistakes or omissions, which are, in the opinion of the Administrators, necessary or desirable and not prejudicial to the Participants or the Issuer’s shareholders;

(B)         a change to the vesting provisions of any Notional Units;

(C)         a change to the termination provisions of any Notional Units that does not entail an extension beyond the original expiration date; and

(D)                          a change to the Eligible Persons.

(b)                                 Without amending the Plan, the Administrators may, with the consent of the Participant, approve any variation in terms, including the acceleration of the redemption of Notional Units held in the Notional Unit Accounts of Participants, which have not vested.

(c)                                  The cost of the operation of the Plan shall be borne by Atlantic Holdings.

(d)                                 All notices under the Plan shall be in writing and if to Atlantic Holdings shall be delivered to Atlantic Holdings by first class post to its head office, and if to a Participant, shall be delivered personally or sent by first class post to the Participant at the address which the Participant shall give for the purpose, or failing any such address to the Participant’s last known place of residence. If a notice is sent by post, service thereof shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the same to such address and shall be deemed to be served 48 hours after such posting.

14.                          Withholding

The Administrators may adopt and apply rules that will ensure that Atlantic Holdings and any other person complies with all federal, provincial, foreign, state or local laws relating to the withholding of tax or other levies on employment compensation in relation to payments and distributions contemplated in this Plan. Such parties may withhold from amounts payable to a Participant, under the Plan or otherwise, and shall have the absolute right to satisfy such withholding obligation by retaining and selling IPSs that would otherwise have been issued to a Participant upon a redemption or by accepting a sum sufficient from a Participant to indemnify Atlantic Holdings and any other person for any liability to withhold hereunder.

15.                          Interpretation

In this Plan, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

16.                            No RIGHT OF EMPLOYMENT

Neither participation in the Plan nor any action under the Plan shall be construed so as to give any Participant a right to continue as a manager, officer or senior management employee of the Manager.

17.                          Non-Transferability

A Participant shall not be entitled to transfer, assign, charge, pledge or hypothecate, or otherwise alienate, whether by operation of law or otherwise, the Participant’s Notional Units or any rights the Participant has in the Plan.

18.                          Termination

The Administrators may at any time terminate the Plan provided that such termination shall not affect any rights of Participants to receive Notional Units for any Performance Period or partial Performance Period prior to the effective date of such termination.

19.                            CHOICE OF LAWS

This Plan shall be governed by the laws of the State of Delaware.

20.                          ADOPTION OF THE PLAN

This Plan is adopted the 4th day of June, 2008.

SCHEDULE A

SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

PARTICIPATION AGREEMENT AND CONFIRMATION

[Name of Employee] (“Participant”)

Pursuant to the Second Amended and Restated Long-Term Incentive Plan (the “Plan”) of Atlantic Power Holdings, LLC (“Atlantic Holdings”) dated June 4, 2008 and in consideration of services provided to the Manager by the Participant in respect of the 20                year, Atlantic Holdings hereby grants to the Participant             Notional Units under the Plan.

Capitalized terms not defined in this agreement have the meanings given in the Plan.

Atlantic Holdings and the Participant understand and agree that the granting of these Notional Units is subject to the terms and conditions of the Plan (as the Plan may be amended or amended and restated from time to time), all of which are incorporated into and form a part of this agreement.

DATED	,20

ATLANTIC POWER HOLDINGS, LLC, by
its manager, ATLANTIC POWER
MANAGEMENT, LLC

Per:

Name:
Title:

I agree to the terms and conditions set out herein and confirm and acknowledge that I have not been induced to enter into this agreement or acquire any Notional Units or any other interest in the Plan or the Issuer by expectation of employment or continued employment with the Manager.

Signature

Name (please print)